Exhibit 3.363

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “INTERACTIVE CABLE SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF JULY, A.D. 1999, AT 3 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “INSIGHT INTERACTIVE, LLC” TO “INTERACTIVE CABLE SERVICES, LLC”, FILED THE NINTH DAY OF JULY, A.D. 2004, AT 3:10 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “INTERACTIVE CABLE SERVICES, LLC”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
3074090 8100H SR# 20165696673	Authentication: 202954340 Date: 09-08-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

07/23/99 15:00 DOW, LOHNES & ALBERTSON g 302 674 8340	NO. 857 P002

CERTIFICATE OF FORMATION

OF

INSIGHT INTERACTIVE, LLC

1.	NAME

The name of the limited liability company is Insight Interactive, LLC (the “LLC”).

2.	REGISTERED OFFICE AND AGENT

The address of the registered office of the LLC in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The registered agent in charge thereof is The Corporation Trust Company.

3.	AUTHORIZED PERSON

The name and address of the Authorized Person are Sarah J. Welch, 1200 New Hampshire Avenue, NW, Washington, DC 20036-6802. The authority of the Authorized Person shall terminate upon filing of this Certificate of Formation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation, this 23rd day of July 23, 1999.

AUTHORIZED PERSON

By:	/s/ Sarah J. Welch
Sarah J. Welch
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 07/23/1999 991305380 – 3074090

State of Delaware - Division of Corporations
Fax	Document Filing Sheet	PART I OF II

Priority 1 (One Hr)	Priority 2 (Two Hr)	Priority 3 (Same Day)	Priority 4 (24 Hr)	Priority 5 (Must Approval)	Priority 6 (Reg. Approval)	Priority 7 (Reg. Work)

DATE SUBMITTED	8-9-04
REQUESTOR NAME	The Corporation Trust Company	FILE DATE	8-9-04
ADDRESS	WILM/ Cynthia Pierce/Wilmin /	FILE TIME	1510
ATTN.	Cynthia Pierce
PHONE	866-809-1134

NAME of COMPANY/ENTITY	INSIGHT INTERACTIVE, LLC C/N/T INTERACTIVE CABLE SERVICES, LLC

040506264	3074090	9000010
SRV NUMBER	FILE NUMBER	FILER’S NUMBER	RESERVATION NO.

TYPE OF DOCUMENT AMENDMENT	DOCUMENT CODE 18-202

CHANGE of NAME X CHANGE of AGENT/OFFICE CHANGE OF STOCK

CORPORATIONS
FRANCHISE TAX YEAR	$

FILING FEE TAX	$

RECEIVING & INDEXING	$

CERTIFIED COPIES NO. 1	$

SPECIAL SERVICES	$

KENT COUNTY RECORDER	$

NEW CASTLE COUNTY RECORDER	$

SUSSEX COUNTY RECORDER	$
TOTAL	$

METHOD of RETURN
MESSENGER/PICKUP FED. EXPRESS Acct.# REGULAR MAIL FAX No. OTHER

COMMMENTS/FILING INSTRUCTIONS

CREDIT CARD CHARGES
You have my authorization to charge my credit card for this service:
- - - Exp. Date
Signature Printed Name

XX	AGENT USE ONLY	INSTRUCTIONS
	614505450	1. Full shade in the required Priority square using a dark pencil or marker, staying within the square.

2. Each request must be submitted as a separate item, with its own Filing sheet as the FIRST PAGE.

State of Delaware Secretary of State Division of Corporations Delivered 02:57 PM 07/09/2004 FILED 03:10 PM 07/09/2004	CERTIFICATE OF AMENDMENT
SRV 040506264 - 3074090 FILE	OF INSIGHT INTERACTIVE, LLC

1. The name of the limited liability company is Insight Interactive, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company shall be changed from Insight Interactive, LLC to Interactive Cable Services, LLC

3. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Insight Interactive, LLC this 8th day of July, 2004.

/s/ Elliot Brecher
Elliot Brecher, Senior Vice President